UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2010 (September 7, 2010)

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

As of September 7, 2010 we sold 4,790,700 Units and raised $1,077,907.50. Each Unit consists of one share of common stock and two redeemable warrants. One redeemable warrant and payment of $0.40 entitles the holder to purchase one additional share of common stock and one redeemable warrant and payment of $0.60 entitles the holder to purchase one additional share of common stock. The exercise period for each of the redeemable warrants is thirty-six months from August 12, 2010. The redeemable warrants are callable by us upon twenty (20) days written notice to the warrant holder. If the redeemable warrants are not exercised within 20 days of being called by us, the same will terminate and may not be exercised thereafter.  Of the 4,790,700 Units issued by us, 800,000 were used pursuant to Reg. S of the Securities Act of 1933 in that each of the purchasers was a non-US person as that term is described in Reg. S and each transaction took place outside the United States of America.  The remaining 3,990,700 Units were issued pursuant to Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC August 31, 2010 with each state in which Units were sold.  Each person being issued shares of common stock was an “accredited investor” as that term in defined in Reg. 501 of the Securities Act of 1933. In conjunction with the foregoing, we will pay Dorn & Co., Inc. of Fergus Falls, Minnesota, sales commissions of $23,415.75.  Two directors of the company purchased a total of 300,000 Units for $67,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of September, 2010.

LAKE VICTORIA MINING COMPANY, INC.

BY:	ROGER NEWELL
Roger Newell
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors